Exhibit 99.1

FORM OF PROXY CARD

PROXY	PROXY

CENTILLIUM COMMUNICATIONS, INC.

SPECIAL MEETING OF STOCKHOLDERS

October 22, 2008

9:00 a.m. Pacific Time

The undersigned hereby appoints Faraj Aalaei and Linda Reddick, and each of them, to act as agents and proxies for the undersigned, with full power of substitution and resubstitution in each, and to vote all shares of Common Stock of Centillium Communications, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held on October 22, 2008, at 9:00 a.m. Pacific Time, at the Company’s headquarters, 255 Fourier Avenue, Fremont, CA 94539 and at any and all adjournments or postponements thereof as set forth on the reverse side.

THIS PROXY IS SOLICITED BY

THE BOARD OF DIRECTORS OF CENTILLIUM COMMUNICATIONS, INC.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSALS 1 AND 2.

Address	Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side)

CENTILLIUM COMMUNICATIONS, INC. 255 FOURIER AVENUE FREMONT, CA 94539

VOTE BY MAIL

Mark, sign and date your proxy

card and return it in the

postage-paid envelope we have

provided or return it to

Centillium Communications, Inc.,

c/o BNY Mellon, P.O. Box 3862

S. Hackensack, NJ 07606

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]	CENT1	KEEP THIS PORTION FOR YOUR RECORDS

> FOLD AND DETACH HERE <

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CENTILLIUM COMMUNICATIONS, INC.

Vote on Proposals

1.      To adopt and approve the Agreement and Plan of Merger by and among TranSwitch Corporation, Sonnet Acquisition Corporation, Haiku Acquisition Corporation and Centillium Communications, Inc. dated as of July 9, 2008 (as amended from time to time), pursuant to which Centillium is being acquired by TranSwitch, and the transactions contemplated thereby.

For ☐	Against ☐	Abstain ☐

2.      To approve a proposal to adjourn the special meeting, if necessary, for any purpose, including to solicit additional proxies in favor of the adoption and approval of the merger agreement and the transactions contemplated thereby.

For ☐	Against ☐	Abstain ☐

This proxy is revocable and will be voted as directed. If no instructions are specified, this proxy will be voted FOR each of the proposals listed at the Special Meeting and any adjournment(s) and postponement(s) thereof. If any other matter is properly presented at the Special Meeting, this proxy will be voted by Faraj Aalaei or Linda Reddick in his or her sole discretion. At the present time, the Board of Directors knows of no other business or matter to be presented at the Special Meeting. The undersigned hereby revokes any proxy heretofore given to vote or act with respect to shares of Common Stock of Centillium Communications, Inc.

PLEASE COMPLETE DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and of a Proxy Statement/Prospectus dated September [—], 2008.

NOTE: Please sign as name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

Please indicate if you plan to attend this meeting.	Yes ☐	No ☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

FOLD AND DETACH HERE